Exhibit 12.2

CERTIFICATION

I, Harry Kirsch, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 20-F of Novartis AG;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2022

By:	/s/ HARRY KIRSCH
Name:	Harry Kirsch
Title:	Chief Financial Officer